EXHIBIT 23.1

January 14, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion, in the FORM 10-K, Annual report pursuant to Section 13 of the Securities Exchange Act of 1934 for Emerging Opportunities Corp., of our report dated January 14, 2022 on our audit of the Balance sheet of Emerging Opportunities Corp. as of December 31, 2020, and the related statements of operations, stockholders’ deficit and cash flows from May 26, 2020 (Inception) through December 31, 2020.

/s/ Victor Mokuolu, CPA PLLC

Houston, Texas
January 14, 2022